UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2019

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		713 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

Purchase Agreement

On May 1, 2019, PROS Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. (“Goldman Sachs”), as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue $125.0 million in aggregate principal amount of 1.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchasers exercised this option in full on May 3, 2019.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Indenture

On May 7, 2019, the Company issued $143.75 million in aggregate principal amount of the Notes under an indenture, dated as of May 7, 2019, (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). We offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes will bear interest at a rate of 1.00% per year, payable semiannually in arrears in cash on May 15th and November 15th of each year, beginning on November 15, 2019. The Notes are our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations owed to the Company or its subsidiaries).

Holders may convert their Notes at their option on any day prior to the close of business on the business day immediately preceding February 15, 2024 only under the following circumstances: (1) during the five consecutive business day period immediately following any five consecutive trading day period (the “Measurement Period”) in which the trading price per Note for each day of that Measurement Period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter commencing after the calendar quarter ending June 30, 2019, if the last reported sale price of our common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, February 15, 2024 until the close of business on the second scheduled trading day immediately preceding the applicable maturity date.

Upon conversion we will pay cash or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 60 trading day observation period. The initial conversion rate for the Notes will be 15.1394 shares of common stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $66.05 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a 'Fundamental Change' (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture).

In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the Notes prior to May 15, 2022. On or after May 15, 2022, the Company may redeem the Notes at a redemption price of 100% of their principal amount plus any accrued and unpaid interest if the trading price of the amount of our common stock into which the Notes are convertible equals or exceeds 130% of the Notes’ principal amount. Upon any such redemption, holders of the Notes would, subject to specified conditions, be permitted to convert their Notes at an increased conversion rate.

The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 3 business days; failure to comply with our obligations under the Indenture with respect to our consolidation with or merger with or into or sale, transfer or lease of all or substantially all of our properties and assets to another person; failure by us to provide timely notice of a Fundamental Change, Make-Whole Fundamental Change or certain specified corporate transactions; our failure in performance with any other agreements under the Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to us by the holders of at least 25% in principal amount of the notes then outstanding; default by us or one of our Subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $40.0 million; certain events of bankruptcy, insolvency or reorganization of us or one of our Subsidiaries; or a final judgment or judgments for the payment of $40.0 million or more rendered against us or any of our Subsidiaries, which judgment is not discharged or stayed within 60 days after the date on which the right to appeal has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished.

Capped Call Transactions

In connection with the offering of the Notes, on May 1, 2019, the Company entered into privately negotiated capped call transactions with option counterparties, including certain of the Initial Purchasers or their affiliates (the “Option Counterparties”). Funding of the capped call transactions occurred on May 7, 2019. The capped call transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The capped call transactions are intended to reduce potential dilution to the Company’s common stock and/or offset any cash payments the Company will be required to make in excess of the principal amount upon any conversion of Notes. The strike price of the capped call transactions is set at 30% above the closing sale price of the Company’s stock on May 1, 2019, subject to a cap price of 100% above the closing sale price of the Company’s stock on May 1, 2019. The Company paid an aggregate of approximately $16.4 million to the Option Counterparties for the capped call transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the capped call transactions. In connection with the conversion of any Notes, subject to the cap feature described above, the Company will be entitled to receive from the Option Counterparties an aggregate amount of cash and/or number of shares of the Company’s common stock, based on our settlement method election for the Notes, for all Notes converted on a conversion date generally corresponding to the amount by which the conversion settlement amount exceeds the $1,000 principal amount for each Note that the Company is obligated to deliver to holders of the Notes under the indenture governing the Notes.

The description of the capped call transactions contained herein is qualified in its entirety by reference to the form of Base Capped Call Confirmations and form of Additional Capped Call Confirmation, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Exchange Transactions

On May 1, 2019, the Company entered into exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s outstanding 2.0% convertible senior notes due 2019 (the “Existing Notes”) pursuant to which the Company is exchanging and retiring approximately $122.1 million principal amount of the Existing Notes for aggregate consideration of approximately $76.8 million in cash and approximately 2.18 million shares of our common stock (the “Exchange Shares”). The Exchange Shares are being offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the Exchange Transactions, the Company entered into certain bond hedge termination agreements (the “Bond Hedge Termination Agreements”) and warrant termination agreements (the “Warrant Termination Agreements”), each dated as of May 1, 2019, with each of Goldman Sachs and Deutsche Bank AG, London Branch (“Deutsche Bank”). The Bond Hedge Termination Agreements terminated certain convertible bond hedge transactions that were entered into by the Company and each of Goldman Sachs and Deutsche Bank in December 2014. In connection with the Bond Hedge Termination Agreements, the Company received $45.3 million and $18.8 million from Goldman Sachs and Deutsche Bank, respectively. The Warrant Termination Agreements terminated certain issuer warrant transactions that were entered into by the Company and each of Goldman Sachs and Deutsche Bank in December 2014. In connection with the Warrant Termination Agreements, the Company paid approximately $12.8 million and $31.8 million to Deutsche Bank and Goldman Sachs, respectively.

The descriptions of the Exchange Agreements, Bond Hedge Termination Agreements and Warrant Termination Agreements contained herein are qualified in its entirety by reference to the form of Exchange Agreement, form of Bond Hedge Termination Agreement and form of Warrant Termination Agreement, which are attached as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

As described in Item 1.01, which is incorporated herein by reference, on May 7, 2019, the Company sold $143.75 million aggregate principal amount of Notes (including $18.75 million of Notes issued pursuant to the Initial Purchasers’ option) to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and common stock issuable upon conversion of the Notes, if any, at our election, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, as described in this Report.

On May 7, 2019, the Company issued the Exchange Shares pursuant to the Exchange Agreements. We offered and sold the Exchange Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The net proceeds from the Notes offering were approximately $138.9 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company paid an aggregate of approximately $76.8 million pursuant to the Exchange Agreements and an aggregate of approximately $16.4 million to the Option Counterparties for the capped call transactions.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture and the form of Global Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
4.1	Indenture, dated May 7, 2019 between PROS Holdings, Inc. and Wilmington Trust, National Association, as trustee.
4.2	Global Note, dated May 7, 2019 between PROS Holdings, Inc. and Wilmington Trust, National Association, as trustee.
10.1	Purchase Agreement, dated May 1, 2019 by and among PROS Holdings, Inc., Goldman, Sachs & Co., as representative of the several initial purchasers named therein.
10.2	Form of Base Capped Call Confirmation.
10.3	Form of Additional Capped Call Confirmation.
10.4	Form of Exchange Agreement.
10.5	Form of Bond Hedge Termination Agreement.
10.6	Form of Warrant Termination Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: May 7, 2019
/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated May 7, 2019 between PROS Holdings, Inc. and Wilmington Trust, National Association, as trustee.
4.2	Global Note, dated May 7, 2019 between PROS Holdings, Inc. and Wilmington Trust, National Association, as trustee.
10.1	Purchase Agreement, dated May 1, 2019 by and among PROS Holdings, Inc., Goldman, Sachs & Co., as representative of the several initial purchasers named therein.
10.2	Form of Base Capped Call Confirmation.
10.3	Form of Additional Capped Call Confirmation.
10.4	Form of Exchange Agreement.
10.5	Form of Bond Hedge Termination Agreement.
10.6	Form of Warrant Termination Agreement.